Deferred Variable Annuity Application

US Life

The United States Life Insurance Company in the City of New York
Home Office:
One World Financial Center
200 Liberty St.
New York, NY 10281
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Annuity Service Center:
21650 Oxnard Street, Suite 750
Woodland Hills, CA 91367-4997
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New Business Documents
with checks:
P.O. Box 100357
Pasadena, CA 91189-0357

without checks:
P.O. Box 54299
Los Angeles, CA 90054-0299

overnight with checks:
2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065

overnight without checks:
21650 Oxnard Street, Suite 750
Woodland Hills, CA 91367-4997
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☎ 1-800-445-7862
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1 Product Selection *Solicitation state indicates the state in which this Application is signed.*

Product name: [Polaris Platinum III (b)] ←2a ______________ **Solicitation state:** ____ ______________

2 Owner(s) Information

Name______________________________ ❑ Male ❑ Female

Address ______________________________

Birth Date __________ SSN______________ Phone ______________ Email______________________

Joint Owner (if applicable)

Name:______________________________ ❑ Male ❑ Female

Address ______________________________

Birth Date ______________ SSN____________ Relationship to Owner ______________ Phone ______________

3 Annuitant(s) Information

Name______________________________ ❑ Male ❑ Female

Address ______________________________

Birth Date ______________ SSN____________ Phone ______________ Email______________________

Joint Annuitant (if applicable)

Name:______________________________ ❑ Male ❑ Female

Address ______________________________

Birth Date ______________ SSN____________ Relationship to Owner ______________ Phone ______________

FSA-579EJ (7/12)

Page 2 of 5

4 Beneficiary Information

If the beneficiary type is not selected, the beneficiary will be designated as "primary." Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.

Name (First, MI, Last)	Birth Date/ Trust Date	Beneficiary Type	Relationship	SSN/TIN	%	Irrevocable Beneficiary?

5 Contract Type and Source of Funds

Initial payment: Make check payable to The United States Life Insurance Company in the City of New York. If this is a 1035 Exchange or transfer, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

Type of Plan: ______________________

Source of Funds:

❑ 1035 Exchange ❑ Transfer

❑ Rollover ❑ Contribution

IRA Tax Year: ____________

6 Benefit Elections

I am electing an optional living benefit ❑ **Yes** ❑ **No**

I am electing an optional death benefit ❑ **Yes** ❑ **No**

Once elected by the Owner, optional benefits may not be changed or terminated (with the exception of living benefit elections which can be terminated under certain conditions). There is a charge for the Optional Living Benefits and Death Benefit. See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability and the maximum issue age. Investment requirements apply to certain optional benefits.

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6(a) Surrender Charge Option:

7 Year Schedule

6(b). Living Benefit Election: *If no optional death benefit is elected, your beneficiary(ies) will receive the standard death benefit provided in the Contract.*

Guaranteed Minimum Withdrawal For Life Benefit: Income Plus Single Life, Custom Allocation (up to 4.5% MAWA)

6(c). Death Benefit Election:

Death Benefit: Maximum Anniversary Value

6(d). Total Expected Premium:

$100,000

FSA-579EJ (7/12)

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7 Investment Selection / Optional Service Features

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Fund Manager	Fund Name	Initial Payment %
Wellington Management Company, LLP	Capital Appreciation	100%

Fund Manager	Fund Name	DCA Target %

FSA-579EJ (7/12)

7 Investment Selection / Optional Service Features (continued)
7(a). Optional Programs
☐	Systematic Withdrawal

☐	Systematic Investment

☐	Automatic Asset Rebalancing Frequency: Quarterly
7(b). Electronic Transaction and Electronic Delivery Authorization
☐ Yes       ☐ No       Electronic Transaction Authorization
As the Owner, I will receive this privilege. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking “Yes,” I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification. The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine.
If no selection is made, the Company will assume that you do not authorize electronic requests.
☐ Yes       ☐ No       Electronic Delivery Consent
I consent to electronic delivery by the Company, when available, of:
•	Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds).

•	Account documents (quarterly statements and confirmations).

•	Related correspondence (privacy notice and other notices to customers).
I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.
I understand that:
•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•	I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.

•	The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.
This consent is effective until further notice by the Company or until I revoke it.
Please call [1-800-445-7862] ←2if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.
8 Acknowledgements and Signature(s)
8(a). Replacement
☐ Yes ☐ No	Do you have any existing life insurance or annuity contracts?

☐ Yes ☐ No	Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity contracts?
If yes to either of the above, please provide the information on the required forms and include them with this Application.
FSA-579EJ (7/12)

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8 Acknowledgements and Signature(s) *(continued)*

8(b). Statement of Owner(s)

My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be attached to and made a part of any Contract issued by the Company. Further,

- **I acknowledge receipt of the current prospectuses for this variable annuity and the applicable underlying funds.**
- **I acknowledge I have read the current prospectus for this variable annuity and the applicable underlying funds carefully and understand their contents.**
- **I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State.**
- **If I am funding a tax-qualified retirement plan with this annuity, I understand that the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.**
- **I understand that the Company may allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, to the cash management investment option until the end of the Right-to-Examine period.**

Owner's signature:____Date: ________________

Joint owner's signature (if applicable): ____________________________________Date: ________________

9 Registered Representative/Licensed Agent Information and Signature(s)

❑ Yes ❑ No Do you have reason to believe that the applicant has any existing life insurance or annuity contracts?

❑ Yes ❑ No Do you have reason to believe that any existing life insurance or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction assuming that the Contract applied for will be issued?

I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. If the answer is "yes," I am providing the information on the required forms and including them with this Application.

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner's investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current, approved sales material.

I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application.

1. Registered Representative's/Licensed Agent's Signature____

Registered Representative's/Licensed Agent's name (please print)____

Address: ____

Phone ____________Licensed Agent ID number ___________________Email ______________________________

Broker / Dealer firm name____

2. Registered Representative's/Licensed Agent's name (please print)_______________________________________

Address: ____

Phone ____________________Licensed Agent ID number _________________Email _________________________

<u>Commission Option:</u>

Note: If there are more than two representatives, please attach all required representative information on a separate document.

FSA-579EJ (7/12)